Exhibit 10.1

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Agreement”) is made as of August 17, 2021, by and between Tailwind Acquisition Corp., a Delaware corporation (“Tailwind”), and QOMPLX, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Business Combination Agreement (as defined below).

WHEREAS, Tailwind, Compass Merger Sub, Inc., a Delaware corporation, the Company and Rationem, LLC, a Delaware limited liability company, in its capacity as the representative of the Company Stockholders, entered into that certain Business Combination Agreement, dated as of March 1, 2021 (as amended, supplemented or otherwise modified prior to the date hereof, the “Business Combination Agreement”);

WHEREAS, pursuant to Section 7.1(a) of the Business Combination Agreement, Tailwind and the Company may terminate the Business Combination Agreement at any time prior to the Closing by mutual written consent; and

WHEREAS, Tailwind and the Company desire to terminate the Business Combination Agreement pursuant to Section 7.1(a) thereof.

NOW, THEREFORE, Tailwind and the Company, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, hereby agree as follows:

1.            Termination. Each of Tailwind and the Company hereby irrevocably agrees and consents to the termination of the Business Combination Agreement pursuant to Section 7.1(a) of the Business Combination Agreement, with such termination, for the avoidance of doubt, having the effect set forth in Section 7.2 of the Business Combination Agreement and being effective automatically upon execution and delivery of this Agreement.

2.            Agreement. This Agreement embodies the complete agreement and understanding among the parties hereto and supersedes and preempts any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

3.            Miscellaneous. Sections 8.5, 8.10, 8.15 and 8.16 of the Business Combination Agreement are hereby incorporated by reference into this Agreement, mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have executed this Termination Agreement as of the date first written above.

TAILWIND ACQUISITION CORP.

By:	/s/ Chris Hollod
Name: Chris Hollod
Title: Chief Executive Officer

Signature Page to Termination Agreement

QOMPLX, INC.

By:	/s/ Jason Crabtree
Name: Jason Crabtree
Title: Chief Executive Officer

Signature Page to Termination Agreement